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Exhibit 24.1

MERCANTILE BANKSHARES CORPORATION
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned's name as a director of Mercantile Bankshares Corporation the Registration Statement on Form S-8 of Mercantile Bankshares Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of shares under Mercantile Bankshares Corporation and Participating Affiliates Unfunded Deferred Compensation Plan for Directors, and any and all other amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/s/ CYNTHIA A. ARCHER Cynthia A. Archer	Director	May 11, 2004
/s/ R. CARL BENNA R. Carl Benna	Director	May 11, 2004
/s/ RICHARD O. BERNDT Richard O. Berndt	Director	May 11, 2004
/s/ HOWARD B. BOWEN Howard B. Bowen	Director	May 11, 2004
/s/ WILLIAM R. BRODY William R. Brody	Director	May 11, 2004
/s/ EDDIE C. BROWN Eddie C. Brown	Director	May 11, 2004
/s/ GEORGE L. BUNTING, JR. George L. Bunting, Jr.	Director	May 11, 2004
Anthony W. Deering	Director
Darrell D. Friedman	Director
/s/ FREEMAN A. HRABOWSKI, III Freeman A. Hrabowski, III	Director	May 11, 2004
/s/ ROBERT A. KINSLEY Robert A. Kinsley	Director	May 11, 2004
/s/ JENNY G. MORGAN Jenny G. Morgan	Director	May 11, 2004

/s/ MORTON B. PLANT Morton B. Plant	Director	May 11, 2004
/s/ CHRISTIAN H. POINDEXTER Christian H. Poindexter	Director	May 11, 2004
/s/ CLAYTON S. ROSE Clayton S. Rose	Director	May 11, 2004
/s/ JAMES L. SHEA James L. Shea	Director	May 11, 2004
Donald J. Shepard	Director

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MERCANTILE BANKSHARES CORPORATION POWER OF ATTORNEY